UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

802 N. Douty Street Hanford, California	93230
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of thefollowing provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2017, Mark S. Grewal resigned as our President, Chief Executive Officer, principal executive officer and as a member of the Board of Directors (the "Board") of S&W Seed Company (the "Company").

On June 19, 2017, the Board appointed Mark Wong to the position of President, Chief Executive Officer and principal executive officer. Mr. Wong continues to serve on the Board, but resigned from the compensation and nominating and governance committees of the Board prior to his appointment as President, Chief Executive Officer and principal executive officer.

Mr. Wong, age 68, has served on our Board since December 2014, and served on the compensation and nominating and governance committees of the Board until his appointment as the Company's President, Chief Executive Officer and principal executive officer. Mr. Wong was a founder and, since 2009, has been a partner of Colorado Financial Holdings (CFH), a private venture investment and investment bank that specializes in the agricultural, energy and biotechnology sectors. Since January 2012, Mr. Wong has served as Chairman of American Dairyco, Ponte Vedra, Florida, the owner and operator of dairies in Florida and Georgia, which is a venture jointly owned by CFH. Between 2008 and December 2015, he served either as Chairman of the Board or chief executive officer of Agrivida, a private company that is developing and commercializing high-performance products that incorporate novel, regulated proteins precisely engineered for specific applications in a variety of markets, including animal nutrition, bio-based fuels and chemicals and industrial enzymes. From January 2016 to February 2016, Mr. Wong served as Acting President and Chief Executive Officer of Arcadia Biosciences, Inc., a publicly-traded agricultural biotechnology trait company for which he also served on the board from May 2006 until February 2016. Mr. Wong served as a director of BioFuel Energy Corp., a publicly traded corn ethanol company, from January 2008 until October 2014, and Chair from March 2010 to October 2014, when it was renamed Green Brick Partners following an acquisition and recapitalization transaction.1

On June 19, 2017 and in connection with his appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Wong (the "Employment Agreement"), pursuant to which Mr. Wong is entitled to receive the following compensation: (i) annual base salary of $350,000; (ii) eligibility to receive an annual performance bonus, with an initial target bonus of up to $800,000, payable 70% in equity awards and 30% in cash, of which his cash portion for fiscal year 2018 is guaranteed at a minimum of $240,000; and (iii) an initial stock option grant under the Company's Amended and Restated 2009 Equity Incentive Plan, exercisable for up to 150,000 shares of the Company's common stock at an exercise price per share equal to the fair market value on the date of grant, all of which shares will be subject to monthly vesting over a three-year period. In addition, Mr. Wong is entitled to reimbursement of certain business and travel expenses, including up to $5,000 per month for expenses related to commuting from Colorado to the Company's offices in Sacramento, California. The Employment Agreement also provides that, in the event Mr. Wong's employment terminated without cause, or he resigns for good reason (each as defined in the Employment Agreement): (a) the vesting of all of his outstanding equity awards will immediately accelerate in full as of the date of such termination or resignation, and the exercise period for each stock option held as of the date of termination will be extended to the remainder of the full term of the option, and (b) he will be entitled to receive (i) a cash severance payment equal to twelve months of his base salary in effect at the time of his termination, plus the full amount of the possible bonus compensation to which he would have been entitled for the current year (the "Cash Severance Payment"), and (ii) payment of health insurance premiums for twelve months, all subject to the Company's timely receipt of an effective release and waiver of claims from Mr. Wong. In addition, in the event of a change of control of the Company, or in the event the Company sells all or substantially all of its assets, and Mr. Wong is not offered a comparable position with the Company's successor-in-interest resulting from such transaction, the Employment Agreement provides that Mr. Wong will be entitled to receive (x) an amount equal to the Cash Severance Payment multiplied by 2 (provided that the multiplier shall be increased to 3 in the event the price of the Company's common stock payable in connection with such transaction is at least $10 per share); and (y) payment of health insurance premiums for 2 years from the date of such transaction (or 3 years in the event the price of the Company's common stock payable in connection with such transaction is at least $10 per share). Further, provided that Mr. Wong is employed by the Company immediately prior to any such change in control transaction, the vesting of all of Mr. Wong's outstanding equity will accelerate in full as of immediately prior to the effective time of such transaction, and the exercise period for each stock option held as of the date of such transaction will be extended to the remainder of the full term of the option.

_________________
1 NTD: Copied biographical information from latest proxy statement and updated as appropriate for 8-K purposes (generally only need to list positions held during the last 5 years).

There are no arrangements or understandings between Mr. Wong and any other persons pursuant to which he was selected as our President, Chief Executive Officer and principal executive officer. There are also no family relationships between Mr. Wong and any of our directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Dated: June 23, 2017